www.iscmotorsports.com

FOR IMMEDIATE RELEASE

ISC CHAIRMAN UNDERGOES BYPASS SURGERY

DAYTONA BEACH, FLORIDA (Aug. 29, 2002) International Speedway Corporation (Nasdaq/NM:  ISCA; OTC Bulletin Board:  ISCB) announced today that its Chairman and Chief Executive Officer, William C. France, has undergone bypass surgery.  The procedure is not expected to prevent him from continuing his roles as Chairman and CEO of ISC.

The bypass procedure was performed Wednesday evening.  France was admitted to a hospital after a fall Tuesday night that resulted in a broken hip.  After initial tests resulting from the fall were performed, doctors recommended the bypass procedure.

"I have spoken with my brother and he is alert and in good spirits.  The doctors say to expect a full recovery," said James C. France, President and Chief Operating Officer of ISC.  "With regards to the company, we have a strong management team in place and expect on-going operations to continue to run efficiently."

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Contact:          David Talley     Corporate Communications                  386-947-6693

                        Wes Harris       Investor Relations                                 386-947-6465